                                                                    EXHIBIT 10.1

                            SHAREHOLDERS AGREEMENT



                                executed among



                          ADVERTISING ANTWERPEN B.V.
                               CALLE ARCOS, S.L.
                    CANTABRO CATALANA DE INVERSIONES, S.A.
                    COMPANIA DE CARTERA E INVERSIONES, S.A.
                                  DEYA, S.A.
                            HAVAS ADVERTISING, S.A.
                                INVERMARO S.L.
                            MARTINEZ-ROVIRA FAMILLY





                                                                   22 March 1999

                            SHAREHOLDERS AGREEMENT



AMONG:

DEYA, S.A., a limited liability company duly incorporated and legally existing under the laws of Luxembourg, with registered office at 19-21 Boulevard du Prince Henri, L-1724 Luxembourg, R.C 26285, registered with the Trade Register in Luxembourg under number 26.285, Section B, with Tax Identification Number A-J7500040, duly represented by Mr. Enrique Pinel Lopez, of Spanish nationality, of legal age, and with Identification Number 2.011.846 in his capacity as Administrator of the company specially empowered by virtue of the resolution passed by the Board of Directors on January 19, 1999, legalised before the Notary Public of Luxembourg Mr. Paul Bettingen, on January 25, 1999. ("Deya").

ADVERTISING ANTWERPEN B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) duly incorporated and legally existing under the laws of The Netherlands with corporate seat in Amsterdam, The Netherlands, and registered office at World Trade Center, Tower B, 17th floor, Strawinskylaan 1725, 1077 XX Arnsterdam, The Netherlands, registered with the Trade Register in Amsterdam under number 33.250.361, duly represented by Mr. Leopoldo Rodes Castane, of Spanish nationality, of legal age, and with passport number 36210822 by virtue of a power of attorney granted by the Managing Director formalized before the Notary Public Dr. Gerard Strang of Amsterdam, The Netherlands, on January 26, 1999. ("Advertising Antwerpen").

CANTABRO CATALANA DE INVERSIONES, S.A., a limited liability company duly incorporated and legally existing under the laws of Spain, with registered office in Santander (Spain), Paseo de Pereda n/o/9, registered with the Trade Register in Cantabria, volume 643, folio 97, page number S-8744, second inscription, with Tax Identification Number A-08007478, duly represented by Mr. Francisco Gonzalez-Robatto Fernandez, of Spanish nationality, of legal age, with Identification Number 50.792.382X, by virtue of the power of attorney granted by the Board of Directors on January 20, 1999 and formalized before the Notary Public of Santander Mr. Jose Maria Prada Diez on January 25, 1999, with number 193 of his protocol. ("Cantabro Catalana").

COMPANIA DE CARTERA E INVERSIONES, S.A., a limited liability company duly incorporated and legally existing under the laws of Spain, with registered office in Madrid (Spain), Paseo de la Castellana 81, registered at the Trade Register in Madrid volume 5129, 4279 of the third section, folio 24, page number 40669, with Tax Identification Number A-48027890, duly represented by Mr. Manuel Esteve Claramun, of Spanish nationality, of legal age, and with Identification Number 39000910-V, / Mr. Pastor Sampedro Lago, of Spanish nationality, of legal age, and with Identification Number 14377641-L; by virtue of the power of attorney granted by the Administrator (Administrador Solidario) and formalized before the Notary Public of Bilbao Mr. Jose Maria Arriola Arana with number 294 of his protocol, on January 26, 1999 ("Compania de Cartera e Inversiones").

CALLE ARCOS, S.L., a limited liability company duly incorporated and legally existing under the laws of Spain, with registered office in Madrid (Spain), calle Alberto Alcocer 10, 3/o/B,, registered with the Trade Register in Madrid, volume 8,495, folio 8, page number M-136.882, with Tax Identification Number B-60458163, duly represented by Mr. Fernando Rodes Vila, of Spanish nationality, of legal age, and with Identification Number 46219948-E, by virtue of the power of attorney granted by the Administrator (Administrador Solidario), before the Notary Public of Barcelona, Mr. Javier Garcia Ruiz with number 1.228 of his protocol, on March 18, 1999 ("Calle Arcos").

INVERMARO, S.L., a limited liability company duly incorporated and legally existing under the laws of Spain, with registered office in Barcelona (Spain), calle Doctor Fleming 17, registered with the Trade Register in Barcelona, volume 10,952, folio 99, page number B-11,967, third inscription, with Tax Identification Number A-58846858, duly represented by Mr. Jose Martinez-Rovira Vidal, of Spanish nationality, of legal age, and with Identification Number 37.604.987-X by virtue of the power of attorney granted by the Sole Administrator (Administrador Unico) on April 22, 1997 and formalized before the Notary Public of Barcelona Mr. Amador L6pez Balina with number 2,051 of his protocol ("Invermaro").

Mr. JOSE MARTINEZ-ROVIRA VIDAL, of Spanish nationality, of legal age and with Identification Number 37.604.987-X, on his own behalf and name and duly representing:

- Mrs. MARIA LUISA MUNOZ ALVAREZ, of Spanish nationality, of legal age and with Identification Number 37.749.687-V;

- Mrs. CRISTINA MARTINEZ-ROVIRA MUNOZ, of Spanish nationality, of legal age and with Identification Number 46.133.906-T; and

- Mrs. SANDRA MARTINEZ-ROVIRA MUNOZ, of Spanish nationality, of legal age and with Identification Number 38.135.202-Y,

by virtue of a power of attorney granted in his favour by the above-mentioned persons, formalized before the Notary Public of Barcelona Mr. Amador L6pez Balina with number 361 of his protocol.

(together "Martinez-Rovira Family")

HAVAS ADVERTISING SA., a limited liability company duty incorporated and legally existing under the laws of France, with registered office at 84, rue de Villiers, 92683 Levallois-Perret (France), registered with the Trade Register in Nanterre under number B335480265, duly represented by Alain de Pouzilhac, of French nationality, of legal age and with, passport number 753197031529, in his capacity as President of the Board of Directors ("HA").



(The parties to this agreement as well as their successors and permitted assignees are hereinafter collectively referred to as the "Shareholders").

WHEREAS


(A) The Shareholders are parties to a certain merger agreement dated 29 November 1998 amended by a letter-amendment dated 22 January 1999 and by a supplemental and amendment agreement executed on the date hereof (the "Merger Agreement"), pursuant to which the parties have agreed to combine their Media Business (as defined in the Merger Agreement) into one entity and jointly develop the combined entity;


(B) The Shareholders has selected INVERSIONES Y SERVICIOS PUBLICITARIOS, S.A., a Spanish company, duly incorporated and legally existing under the laws of Spain ("New MP") as their joint venture vehicle and will, on the Merger Date, transfer to New MP their respective Media Businesses pursuant to the Merger Agreement;


(C)  The share participation of the Shareholders in New MP shall be:

          HA.                                   45,000%
          Deya                                  22,000%
          Advertising Antwerpen                 16,775%
          Compania de Cartera e Inversiones     11,000%
          Cantabro Catalana de Inversiones      2,750%
          Invermaro                             2,475%

(D) The Shareholders wish to set forth in this Shareholders Agreement (the "Agreement") the terms and conditions governing the management of New MP and their respective shareholding in New MP.

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Definitions:
------------

Terms are defined in the text of the Agreement where most appropriate. Terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

                                   ARTICLE 1
                                   ---------

                               PURPOSE OF NEW MP

1.1 The purpose of New MP, as shall be provided in New MP's by-laws (the "By-laws") attached hereto as Exhibit 1, shall be (a) to conduct the Media Business directly or through one or more subsidiaries, and (b) to hold interests in companies or entities engaging in Media Business; New MP shall not engage, whether directly or indirectly, in any other activity.

1.2 The Media Business shall be conducted in accordance with annual budgets for operations and investments to be adopted by the Board in respect of each financial year at least one month before the commencement of the relevant financial year.

                                   ARTICLE 2
                                   ---------

                          ORGANIZATION AND MANAGEMENT

                                   OF NEW MP
2.1  Board of Directors

(a) In accordance with the New MP by-laws, the Board of Directors of New MP to be appointed at the Merger Date shall be composed of 23 members.

(b) On or prior to the Merger Date, the Shareholders shall irrevocably designate the initial 23 members of the Board to be appointed at the Merger Date, as well as deputy Directors. As the shareholder holding the greatest percentage of shares of New MP, HA shall have the right to appoint, on the Merger Date, 12 of the 23 Board members. The 11 remaining Board members shall be appointed by the other New MP shareholders prorata to their respective participation in the sharecapital of New MP. The parties agree to provide stability to the Board appointed on the Merger Date for a 8 year term, through the mechanisms provided below.

(c) The Directors shall be appointed for an initial term of five years which shall expire on the date of the general meeting of the shareholders of New MP during which the New MP financial statements for the fiscal year ended on 31 December 2003 are approved. Without prejudice to the provisions of
     Section 2.1 (d) hereunder, the Shareholders shall cause the same initially appointed Directors (or their relevant Deputies, as the case may be) to be appointed for three additional years, i.e. until the date of the general meeting of the shareholders of New MP during which the New MP financial statements for the fiscal year ended on 31 December 2006 shall be approved.

(d) On or prior to the Merger Date, each Director shall designate up to 4 Deputy Directors chosen on a list of 23 Deputy Directors. In the event that any Director resigns or is no longer able to hold its position on the Board (the "Departing Director"), the Corresponding Deputy Director, as defined hereunder, shall be appointed as Director in replacement of the Departing Director for the remainder of the term for which such Departing Director was appointed and the shareholders shall take all appropriate actions with respect to this appointment (including, if valid under the Law of incorporation of New MP, causing such Deputy Director to be appointed by the Board by way of cooptation). The New MP shareholders shall cause (i) the newly appointed Director to designate its own Deputy Directors (up to 4) and (ii), if such Deputy Director is appointed by way of cooptation, such appointment to be ratified at the next general shareholders meeting and be promptly thereafter registered accordingly in the public registry.

(e)  The "Corresponding Deputy Director" shall mean the first available
     Deputy Director on the list of Deputy Directors, designated by the relevant Director pursuant to clauses (c) or (d) above.

(f) If for any reason a Deputy Director is not willing or able to be appointed as Director, the Shareholders shall cause the Director which initially designated such Deputy Director to designate a replacement Deputy Director.

(g) If any one of the Shareholders holds more that fifty percent of New MP's capital stock, such Shareholders shall have the right to cause a Shareholders' meeting to be convened in order to dismiss the existing Board of Directors and appoint a new Board, pursuant to the quorum and voting majority provisions in the by-laws.

(h) The Board of Directors shall be validly convened (i) by the Executive President or the CEO or (ii) upon a request to convene a Board meeting addressed by at least one third of the Directors to the Executive President or the CEO, in which case the Executive President or the CEO (as the case may be) shall be obliged to convene a meeting of the Board within ten days of his receipt of the request.

2.2  Decisions of the Board of Directors

(a) Without prejudice to the provisions of Section 2.2(b) below, the decisions of the Board of Directors, including appointment of the Executive President and of the Chief Executive Officer (the "CEO") and their remuneration, as well as the approval of the annual budgets for operations and investments, shall be taken by a simple majority of those members present or represented.

(b) The following actions and decisions (the "Major Decisions") shall require the prior authorization of the Board of Directors of New MP, and no resolution of the Board of Directors relating to such Major Decisions shall be valid unless such resolution is adopted by a two thirds (2/3) majority of the Directors present or represented:

     (i) Acquisition of shares, partnership interests or any kind of equity instruments in an amount greater than one million United States dollars ($1,000,000) per transaction;

     (ii) Direct or indirect sale of a business generating a gross yearly income greater than one million United States dollars ($1,000,000);

     (iii) Incorporation or liquidation of any company or other juridical person;

     (iv) Entering into any joint venture, partnership or any other similar agreement;

     (v) Entering into any bank loan or debt restructuring agreement in an amount greater than double the net worth of the relevant company with the exception of any financing arrangement or loan necessary
             (a) to implement the purchase of the United States and Mexico contributions pursuant to Section 1.3.1 of the Merger Agreement, and (b) to exercise New MP's rights pursuant to Sections 1.3.2 and
             1.3.3 of the Merger Agreement;

     (vi) Granting pledges, guarantees or similar undertakings to third parties;

     (vii) Any investment not provided for in the annual budgets for operations and investments for amounts greater than one million United States dollars ($1,000,000);

     (viii) Any transaction with the Shareholders, managers or any entity (or entities) which Controls (as defined below), is Controlled by or is under the common Control with, a Shareholder (a "Related Party or Parties") except those executed in the ordinary course of business or in respect of the compensation of the member of the management (including particularly of the Executive President and of the CEO); for the purpose of this Agreement, "Control" shall mean the fact of owning, directly or indirectly, more than 50% of the shares or voting rights of any entity or having any contractual right to appoint the management of an entity pursuant to such entity's by-laws, a shareholders agreement or any equivalent document;

     (ix)    Any proposal to the shareholders to amend the By-laws of New MP.


(c) The Parties shall cause the restrictions provided for above in connection with the Major Decisions to be promptly and consistently followed and complied with by any and all of New MP's subsidiaries.



(d) If, in the reasonable opinion of the Executive President or of the CEO of new MP, as the case may be, the circumstances so require, the Executive President or the CEO may take a Major Decision after having received written authorization from three Directors to be appointed by the Board of Directors with a two thirds majority of its members. If any one of the Directors thus appointed contests the fact that the circumstances justify the recourse by the Executive President or by the CEO to the emergency procedure provided for herein in order to take a Major Decision, such Major Decision shall require prior Board approval pursuant to Section 2.2(b) above. Any Major Decision taken pursuant to this Section shall be immediately valid and enforceable and shall be ratified by the Board of Directors at its next meeting.



2.3  Powers of the Executive President and the CEO
     ---------------------------------------------


     The Executive President and the CEO shall have all powers to manage, represent and bind New MP vis-a-vis third parties except in connection with the taking of Major Decisions, where the: Executive President and the CEO may only act with the appropriate Board authorization as provided for under
     Section 2.2 (b) or (d) of this Agreement.


2.4  Modification of the By-laws
     ---------------------------


     In accordance with the By-laws, any modification thereto shall require a two thirds (2/3) majority vote by the Shareholders;

                                   ARTICLE 3
                                   ---------

                             DEADLOCK AND DEMERGER

3.1    Deadlock
       --------

3.1.1  Deadlock Triggering Events

       A deadlock situation (hereinafter "Deadlock") shall be deemed to have occurred in any of the following cases (the "Deadlock Triggering Events"):

       (a) The confirmation, pursuant to Section 3.1.2 hereunder, of the existence of a Material Disagreement (as defined below) between the Shareholders;

       (b) The receipt by all non-HA Shareholders and by New MP of a written notice from HA informing them of its inability, for any reason not attributable to HA, to continue consolidating New MP's accounts with its own accounts under a global consolidation regime pursuant to French accounting provisions then in force; however, any change to the French legal regime resulting in applicable rules which, had they existed on the Merger Date, would not have allowed HA to consolidate New MP's accounts with its own accounts under a global consolidation regime, will not in itself constitute a Deadlock Triggering Event; however, the parties shall, in such event, provide their best efforts to find an alternative to allow HA to continue to consolidate New MP's accounts with its own accounts under a global consolidation regime.

       (c) The exercise by HA of its right, under the terms and conditions stipulated in Section 1.3.3 of the Merger Agreement, to call a Demerger, as defined hereunder.

       (d) The occurrence of a Change of Control of HA as defined in the Put Agreement.

       Without prejudice to Section 3.1.2(c) below, when a Deadlock occurs, the Demerger procedures provided in Section 3.2 below shall promptly ensue.

3.1.2  Material Disagreement

       (a) A disagreement between the Shareholders regarding any issue concerning the conduct of affairs or strategy of New MP will be deemed material ("Material Disagreement") when it could reasonably result in substantial damage to the interests of any one of the Shareholders. The existence of a Material Disagreement may be called by one or more Shareholders, representing more than twenty five (25) percent of New MP's share capital, by delivering to the remaining Shareholders and New MP a memorandum in English (the "Disagreement Memorandum"), describing the alleged Material Disagreement, setting out their position on the issue in contention, their reasons for taking such position and the damages to their interests which could result if their recommended position is not adopted.

       (b) If within ninety (90) days of the receipt by New MP of the Disagreement Memorandum the existence of a Material Disagreement is confirmed, either (i) by a written acknowledgement signed by Shareholders holding shares representing a simple majority of the remaining Company shares held by the Shareholders, or (ii) by the Board of Directors refusing in fact to follow the course of action suggested in the Disagreement Memorandum, a Deadlock shall be deemed to have occurred.

       (c) When a Deadlock has occurred as a result of a Material Disagreement, any of the Shareholders may request the appointment of a conciliator in accordance with the UNCITRAL Conciliation Rules. The Shareholders agree to participate in good faith in the conciliation proceedings for a minimum of 45 days from the appointment of the conciliator. If within such 45 day period the Shareholders are unable to sign a memorandum settling the Material Disagreement, the Demerger procedures provided in Section 3.2 below shall promptly ensue.

3.2    Demerger
       --------

3.2.1  Either

       (i) the Shareholder or Shareholders having sent the Disagreement Memorandum pursuant to Section 3.1.2 above, or

       (ii) HA when one of the Deadlock Triggering Events referred to in Sections 3.1.1(b) or 3.1.1(c) has occurred, or

       (iii) the non HA Shareholders by unanimous decision, within six months of the occurrence of a Change of Control of HA,

       may cause New MP's business, assets and liabilities, to be allocated among the Shareholders (the "Demerger") as provided for hereunder, by written notice (the "Notice of Demerger") served to the remaining Shareholders and New MP within 60 days of the occurrence of the Deadlock Triggering Event (except a Change of Control of HA), or within six months of the occurrence of a Change of Control of HA. Except in the event that the non HA Shareholders exercise their Put Option pursuant to the Put Agreement, the Demerger will be implemented through the following procedure:

       (a) New MP's and the Subsidiaries' business and assets shall be divided into two packages according to the following guidelines:

            (i) A package including the Media Business and all related assets and liabilities in Spain, Portugal, Italy and Latin America, as well as all rights over and interests in the commercial names, trademarks and all other intellectual property owned directly or indirectly by the MP Group prior to the Merger Date, shall be allocated to the Non HA Shareholders jointly via one or several entities.

            (ii) A package including the Media Business and all related assets and liabilities in France, the United Kingdom, the United States of America and the Netherlands as well as all rights over and interests in the commercial names, trademarks and all other intellectual property owned directly or indirectly by the HA Group prior to the Merger Date, shall be allocated to HA.

       (b) The Shareholders shall negotiate in good faith the distribution of any Media Business and and related assets and liabilities in a country or countries not included under Sections 3.2.1(a)(i) and 3.2.1(a)(ii) above. If the Shareholders are unable to reach an agreement, an independent investment bank (the "Independent Bank"), appointed as provided in Section 3.2.1(c) hereunder, shall group all Media Business and related assets and liabilities not allocated pursuant to Sections 3.2.1(a)(i) and 3.2.1(a)(ii) in two allocation packages (the "Allocation Packages"), each an independent business unit of an equivalent market value, taking into account the relationship and coherence of such non-allocated Media Business with the general geographical areas of the Media Business distributed pursuant to Section 3.2.1(a) above. The Independent Bank shall value the Allocation Packages on the basis of the standard method generally applied in the media industry and, if there is a difference between the valuation of such Allocation Packages, cash adjustments between them will be made accordingly. The Independent Bank will deliver to the Shareholders and the Company a mission report detailing the distribution of the assets into the Allocation Packages, their respective valuation and, as the case may be, the amount of the cash adjustments. Within 15 days of the reception by New MP of the mission report, New MP will summon the party not requesting the Demerger to exercise in writing its choice of one of the Allocation Packages.

       (c) When the services of an Independent Bank shall be required pursuant to Section 3.2.1(b) above, the Shareholders shall choose and appoint one of the following: Morgan Stanley, Credit Suisse First Boston, Salomon Brothers, Merrill Lynch. If the Shareholders cannot agree on one of the four banks or if the selected bank is not willing to act, they will proceed to choose one of the four by drawing lots. The Independent Bank shall undertake to provide the services required of it by this Agreement as soon as possible and in any event in a period no longer than one hundred and twenty days from the date of acceptance of the appointment by the Independent Bank. The cost of the Independent Bank shall be borne, in the case of Section 3.2.1(b), by those Shareholders requesting the Demerger.

3.2.2 The Demerger shall not be implemented if a put option is exercised by the Non HA Shareholders pursuant to the Put Agreement executed on the date hereof.

                                   ARTICLE 4
                                   ---------

                              TRANSFERS OF SHARES

4.1  General application
     -------------------

     All Transfers of Company shares (as defined in Section 4.2 below) are subject to the provisions of this Article 4, except, without prejudice to the provisions of Section 4.2(d) below and subject to prior notification of the proposed Transfer to all Shareholders, for (i) the Transfer of Company shares to one or more Shareholders, and (ii) the Transfer of Company shares to a Related Party subject to the execution by such Related Party of all necessary documentation to be a party both to this Agreement and to the Put Agreement.

     All notices relating to any Transfer of Company Shares required by the provisions of this Article 4 shall be copied to the Secretary of the Board of New MP who is hereby appointed as the coordinator of this Agreement in respect of any Transfer of Company shares.

4.2  Preemptive rights
     -----------------

     Each Shareholder undertakes that, if at any time it has received a hona fide offer to sell or transfer (by any means including, without limitations, by way of loan, contribution in kind, merger, etc.) (collectively a "Transfer") part or all of its shares in New MP (the "Offered Shares"), to a third party, and such Shareholder (the "Selling Party") desires to accept such offer, then:

     (a) the Selling Party shall first notify the Board of Directors and all remaining Shareholders (`the "Continuing Parties") in writing, setting forth in such notice the identity of the proposed purchaser (the "Transferee"), the proposed purchase price and the other terms and conditions of the proposed Transfer. The Board of Directors shall notify all the Continuing Parties in writing, setting forth in such notice the identity of the Transferee, the proposed purchase price and the other terms and conditions of the proposed Transfer within 5 business days of the receipt by the Board of the notification from the Selling Party (the "Transfer Notice").

     (b) Without prejudice to the provisions of Section 4.3 below, each of the Continuing Parties shall have the right within 45 days after receipt of the Transfer Notice (the "Option Period"), to inform the Selling Party through the Board of Directors by notice in writing (a "Purchase Notice") that it wishes to purchase, at the same price and under the same terms and conditions as those set forth in the Transfer Notice,
          (i) the proportion of the Offered Shares which New MP shares held by that Continuing Party bear to all Company shares held by all the Continuing Parties, and (ii) to the extent that any other Continuing Party does not exercise in whole its right under Section 4.2(b)(i), the proportion of the remaining Offered Shares which New MP shares held by the relevant Continuing Party bear to all Company shares held by the Continuing Parties who wish to exercise the additional right provided in this Section 4.2(b)(ii).

     (c) If the Continuing Parties so serve Purchase Notices in respect of all, but no less than all, of the Offered Shares, the purchase of the Offered Shares by the Continuing Parties having exercised their preemptive rights pursuant to Section 4.2(b) above shall be completed no later than 45 days (the "Purchase Period") after the expiration of the Option Period; if Purchase Notices are not served in respect of all the Offered Shares within the Option Period, or if the purchase of all the Offered Shares by the Continuing Parties having exercised their preemptive rights is not completed within the Purchase Period, the Selling Party shall, within 60 days (the "Transfer Period") after the expiration of the relevant Option Period or Purchase Period, be entitled to Transfer, subject to the provisions of Section 4.4 below, all the Offered Shares to the proposed Transferee on the terms specified in the Transfer Notice. If the Transfer of the Offered Shares to the Transferee is not completed during the Transfer Period, any Transfer of Company shares covered by the initial Transfer Notice will thereafter be subject to all provisions of this Section 4.2.

4.3   Limitation


      Each and all non-HA Shareholders hereby undertake (i) not to exercise any preemptive right, (ii) not to purchase from any Shareholder Company shares, and (iii) not to otherwise acquire additional shares or voting rights in New MP, if and to the extent that such transaction or transactions would result in the relevant non-HA Shareholder (i.e. not a third party) holding more than 44.9% of the total issued and outstanding Company share capital and/or voting rights. Should any proposed Transfer of Company shares result in any one of the non HA Shareholders owning more than 44.9% of the total issued and outstanding Company share capital and/or voting rights of New MP, such Company shares may be transferred to such non-HA Shareholder only to the extent that the aggregate New MP shares and/or voting rights held by such non-HA Shareholder will not exceed 44.9% after such Transfer; the balance of New MP shares proposed which may not be Transferred to such non-HA Shareholder pursuant to this clause may be Transferred to a third party without the other Shareholders having any preemption rights thereon, provided such proposed Transfer is duly notified to the Shareholders with all information contained in a Transfer Notice 30 days prior to the proposed Transfer, provided such third party is not a Competitor (as defined below) and provided such third party becomes a party to this Agreement pursuant to Section 4.3 below prior to any Transfer of New MP shares.

4.4   Dates of receipt of notification

      If there is a difference between the dates of receipt by the different Shareholders of the various notices provided for in this Article 4, the relevant periods shall be counted for all Shareholders alike starting from the date upon which the relevant notice was received by New MP.

4.5   Accession to this Agreement

      Subject to Section 13.3 below, it shall be a condition precedent to any Transfer of New MP shares pursuant to this Article 4 by a Shareholder to any third party who is not a party to this Agreement, or any allocation by New MP of new shares to a third party resulting from a capital increase, that such third party executes all necessary documentation to be a party to this Agreement and be bound by, and benefit from, the terms hereof prior to any such Transfer or allocation.

4.6   Transfer of New MP shares to Competitors

4.6.1 If, upon receipt by HA of a Transfer Notice, it appears (i) that the proposed Transferee is a person or entity which, directly or indirectly, conducts any media and/or advertising activity when such media and/or advertising activity represents more than 25% of the total gross income of the relevant Transferee or when the proposed transferee is (a) one of the top 20 world wide advertising agencies or one of the top 10 world wide media agencies, according to the yearly ranking published by Advertising Age or if no such publication or ranking is made therein, by any ranking published by a similar publication, or (b) is controlling or controlled by or is under common control with one of the top 20 world wide advertising agencies or one of the top 10 media agencies according to the ranking referred to above ("Control" has the meaning defined in Section 2.2(viii) above) (a "Competitor), and (ii) that the completion of the proposed Transfer would allow the proposed Transferee to hold more than 50% of the shares or voting rights of New MP, HA shall, within 30 days of its receipt of the Transfer Notice, inform the Selling Party and the Continuing Parties by notice in writing that the proposed Transferee is a Competitor and that HA exercises either, at HA's choice:

      (a)  its preemptive rights pursuant to Section 4.2 above, or

      (b) a preemptive right on such Offered Shares limited to the percentage of additional New MP shares needed to give HA 51% of all New MP shares and voting rights (the "Limited Preemptive Right'); the exercise of this Limited Preemptive Right by HA will be subject, in the event that the Transfer of the shares covered by the Transfer Notice other than those for which HA has exercised its limited Preemptive Right (the "Remaining Offered Shares") to the Competitor is completed, to an undertaking on the part of HA in favor of the Competitor giving such Competitor a preemptive right over New MP shares acquired by HA pursuant to this Section 4.6.1(b), should HA wish subsequently to Transfer them to a third party.



4.6.2 If HA exercises its Limited Preemptive Right, the Selling Party or Parties may, at their choice, by written notice given to HA within 30 days of the receipt by the Selling Party or Parties of HA's notice of exercise of the Limited Preemptive Right:

      (a) either Transfer the Remaining Offered Shares to the Competitor under the terms and conditions of the Transfer Notice within 45 days of the notice given to HA, or

      (b)  exercise their Put Option pursuant to the Put Agreement.


4.7   Transfer of holding company shares

      The parties agree that the provisions of this Article 4 shall apply mutatis mutandis to the Transfer of shares of any holding company owning whether directly or indirectly New MP shares so long as such New MP shares represent 90% or more of the assets of the holding company (or companies) involved.


                                   ARTICLE 5
                                   ---------

                  COMMERCIAL RELATIONSHIP WITH RELATED PARTIES

Each of the Shareholders undertake that any commercial transactions, arrangements, contracts or other similar agreements between New MP and any entity which is a Related Party to such Shareholder, shall be conducted at arms length on commercially reasonable terms.

                                   ARTICLE 6
                                   ---------

                                  COMPLIANCE

The By-laws of New MP will be amended on or prior to the Merger Date to comply with the draft attached as Exhibit 1.


                                   ARTICLE 7
                                   ---------

                                  ASSIGNMENT

Save as herein provided, this Agreement shall be binding upon and endure for the benefit of the successors of the parties hereto. Except as specifically provided for in this Agreement and in connection with the split off process of Invermaro (described in Article 6 of the Put Option Agreement executed on the date hereof) which may only be completed after the Merger Agreement, no rights, obligations or liabilities hereunder shall at any time be assigned by any of the parties without the express prior written consent of the other parties.


                                   ARTICLE 8
                                   ---------

                                  AMENDMENTS

No amendment, modification or other variation of this Agreement shall be effective unless made in writing and signed by all the parties hereto.


                                   ARTICLE 9
                                   ---------

                                    NOTICES

Any notice, instruction, consent or other document to be given under this Agreement shall be in writing and delivered by hand, by telecopy with mechanical proof of sending (with a copy mailed the same day or the next business day by registered mail, return receipt requested) or by certified or registered mail, postage prepaid, return receipt requested to the recipient Shareholder at the address shown in the Merger Agreement or to such other address as is notified in writing from time to time by such Shareholder to each of the other Shareholders. Any notice shall be deemed received (i) if delivered by hand, at the date of such delivery, (ii) if transmitted by telecopy (with mailing aforesaid of a copy thereof by registered mail), on the next business day following the day the telecopy is transmitted, and (iii) if mailed by registered or certified mail as aforesaid (without having been telecopied), seven business days after mailing.


                                  ARTICLE 10
                                  ----------

                                 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the substantive laws of Spain.

                                  ARTICLE 11
                                  ----------

                                   DISPUTES

In the event of a dispute between the Shareholders arising out of or connected with this Agreement (including, without limitation, the construction, validity, existence or enforceability of this Agreement), then such dispute shall be submitted to and finally settled by binding arbitration in accordance with the then current Arbitration Rules (the "Rules") of the Chamber of Commerce and Industry of Geneva (the "Court"), by three arbitrators appointed in accordance with this Article 11.

The parties to any controversy or claim will jointly appoint three arbitrators and, if within 30 days from the request of one party (whether as plaintiff or defendant), the parties fail to do so, then the Court will appoint such three arbitrators, one of whom shall be neither a Spanish nor a French national or resident.

The arbitration shall be held in Geneva. The written submissions and proceedings shall be made and conducted in the English language.

The arbitration award shall be based on law and not on equity (amiable composition/amigable composicion) and shall be final and binding on the parties.

Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

                                  ARTICLE 12
                                  ----------

                                VALIDITY, TERM

13.1 This Agreement shall only enter into force upon occurrence of the Merger, on the Merger Date. However, when an undertaking provided hereunder is, by its express terms, to be performed prior to the Merger Date, such undertaking irrevocably binds the relevant party from the date hereof.

13.2 This Agreement will be valid until the date of the 8th anniversary of the effective Merger Date, except as provided in Section 13.3 hereunder.

13.3  Early Termination

      This Agreement shall automatically terminate and be of no further force and effect at the time that either the shareholding of HA or the aggregate shareholding of all the Shareholders signing this Agreement (except HA) shall be less than 33% of the outstanding share capital and/or voting rights of New MP.

      As to each Shareholder, it shall no longer be bound by, or have any rights under, this Agreement at the time that it shall no longer own, directly or indirectly, any of the outstanding share capital of New MP.

                                  ARTICLE 13
                                  ----------

                            INITIAL PUBLIC OFFERING

The shareholders agree that the non-HA shareholders may request at any time during the course of this Agreement an initial public offering and listing of the shares of New MP to be initiated and completed as soon as the market conditions so permit in the opinion of non HA Shareholders.

Upon exercise of this right by the non-HA shareholders, HA shall have the right to purchase and the non-HA shareholders undertake to sell (in the proportions to be agreed by the non-HA shareholders, and, failing such agreement, on a prorata basis) a number of New MP shares (the "Additional Shares") so that HA would hold, upon completion of the acquisition of such Additional Shares, a majority of the shares and voting rights of New MP. In the event HA exercises the right to purchase Additional Shares, such acquisition shall be completed prior to the implementation of the initial public offering of any New MP shares, on the basis of the price of the proposed initial public offering of the New MP shares.

                                  ARTICLE 14
                                  ----------

                               ENTIRE AGREEMENT

This Shareholders Agreement forms an integral part of the Merger Agreement and should be understood and construed as such. In the event of any contradiction between this Agreement and the by-laws of New MP or between this Agreement and the Merger Agreement, this Agreement shall prevail.

IN WITNESS WHEREOF, this Agreement has been entered into on 22 March 1999.

For the purpose of identifying the executed copies of this Agreement, the Parties have requested Mr. Richard Pace or Mr. Jean Reynaud for HA and Antonio Sanchez-Pedreno or Jacqueline Bulder for MP Shareholders and New MP to initial the final versions of this Agreement as a consequence whereof the Parties have only executed the execution page of this Agreement.

/s/ Leopoldo Rodes Castane
-------------------------------------------
ADVERTISING ANTWERPEN B.V.
represented by Mr. Leopoldo Rodes Castane

/s/ Fernando Rodes Vila
-------------------------------------------
CALLE ARCOS, S.L.
represented by Mr. Fernando Rodes Vila

/s/ Francisco Gonzalez-Robatto Fernandez
-------------------------------------------
CANTABRO CATALANA DE INVERSIONES, S.A.
represented by Mr. Francisco Gonzalez-Robatto Fernandez

/s/ Manuel Esteve Claramun
-------------------------------------------
COMPANIA DE CARTERA E INVERISONES, S.A.
represented by [Mr. Manuel Esteve Claramun]

/s/ Ignacio Martinez Santos
-------------------------------------------
DEYA, S.A.
represented by Mr. Ignacio Martinez Santos


/s/ Alain de Pouzilhac
-------------------------------------------
HAVAS ADVERTISING, S.A.
Represented by Mr. Alain de Pouzillhac


/s/ Jose Martinez-Rovira Vidal
-------------------------------------------
INVERMARO, S.L.
represented by Mr. Jose Martinez-Rovira Vidal


/s/ Jose Martinez-Rovira Vidal
-------------------------------------------
MARTINEZ-ROVIRA FAMILLY
represented by Mr. Jose Martinez-Rovira Vidal

                                   Exhibit I
                            Draft By-Laws of New MP

                             BY-LAWS OF THE COMPANY
                "INVERSIONES Y SERVICIOS PUBLICITARIOS, S.A."


                                    TITLE I
                                    -------

Article 1.- Name.
-----------------

The present Company will operate under the name of "Inversiones y Servicios Publicitarios, S.A.". The Company will be governed by these By-laws and by the legal applicable dispositions.

Article 2.- Company's Purpose
-----------------------------

The Company's purpose consist of the following:

The activities usually developed by the Advertising Agencies in accordance with the provisions of the Law 34/1.988, dated November 11 including, the creation, preparation, scheduling and implementation of publicity in the media, which will include any means of transmitting or communicating information with no limit whatever, whether in existence now or in the future, acting in its own name or in the name and on behalf of third parties advertisers, whether natural persons or public or private companies.

The rendering of marketing and consulting services in general, and specifically the rendering of brand evaluation and positioning services and media planning services which will consist of the implementational media planning, media evaluation, negotiation and buying, and analysis of results.

The management, development and rendering of consulting and analysing services related to statistic and sociological behaviour research.

The said activities included in the Company's purpose may be developed by the Company totally or partially, directly or indirectly, through the participation in other companies with identical or analogous purpose.

Article 3.- Duration of the Company
-----------------------------------

The Company is constituted for an indefinite period of time and will be dissolved for any of the causes set forth in the applicable regulation.

Article 4.- Registered Domicile
-------------------------------

The Company will be addressed at Avenida General Peron, no. 38, planta 16 (Madrid). The Board of Directors of the Company may transfer the domicile within the limits of the municipal territory as well is establish, remove, or transfer branches, agencies, delegations or offices in general within Spanish territory or abroad.

                                    TITLE II
                                    --------

Article 5.- Share capital and Shares
------------------------------------

The capital of the Company amounts to ... PESETAS/EUROS, fully subscribed and paid, and it is represented by ... registered shares, each bearing a nominal face value of [ ] Pesetas, all of them of the same class and series and fully subscribed and paid, each having one vote.

Article 6.- Register Book of Shares
-----------------------------------

The shares will appear in a register book carried by the Company, duly legalized by the Commercial Register, wherein the subsequent transfer of shares are registered showing the name, surname, trade or firm's official name, nationality and domicile of the subsequent owners, as well as the real rights and other encumbrances regularly burdening and encumbering the shares.

The Company will only consider shareholders those persons who are registered in the aforesaid book as a shareholder. Such registration must be effected within 10 days upon the receipt of the pertaining shareholder's or otherwise entitled person's request.

Any shareholder who requests it may examine the register book of registered shares.

The Company may only rectify inscriptions which are considered to be false or inaccurate when, having been notified by the Company of its intention to proceed in this way, the concerned persons have not expressed their opposition during the thirty days following the notification.

Article 7.- Transfer of the Shares.
-----------------------------------

The transferability of the Company shares will be governed by the following terms and conditions.

7.1.  General application.

      All Transfers of Company shares (as defined in Section 7.2 below) are subject to the provisions of this Article 7, except -and subject to prior notification of the proposed Transfer to all Shareholders- for the Transfer of Company shares to one or more Shareholders.

7.2.  Pre-emptive rights vis-a-vis third parties.

Whenever a shareholder receives an offer to sell or transfer (by any means including, without limitations, by way of split up, spin-off, contribution in kind, etc.) (collectively a "Transfer") part or all of its shares in the Company, (the "Offered Shares'), to a third party, and such Shareholder (the "Selling Shareholder") desires to accept such offer, then:

     (a) the Selling Shareholder shall first notify the remaining shareholders (the Non-selling Shareholders") and the Board of Directors (through its President) in writing, setting forth in such notice the identity of the proposed purchaser (the "Transferee"), the proposed purchase price and the other terms and conditions of the proposed Transfer.

     (b) The President shall, in turn, -and in the name of the Board- within a period of 5 days from the date following receipt of the above-mentioned notice, notify the remaining shareholders (the "Non-selling Shareholders") of the aforesaid intended Transfer or Offer by means of telefax and registered mail.

     (c) Each of the Non-selling Shareholders shall have the right -within 45 days after after ellapsing of the period of time referred to in section "(b)" above (the "First Option Period"), to inform the Selling Shareholder (through the Board, represented by its President) by notice in writing (a "Purchase Notice") that it wishes to purchase, at the same price and under the same terms and conditions as those set forth in the Transfer Notice, (i) the proportion of the Offered Shares which the Company shares held by that Non-selling Shareholders bear to all Company shares held by all the Non-selling Shareholders, and (ii) to the extent that any other Non-selling Shareholders does not exercise in whole its right under Article 7.2(c)(i), the proportion of the remaining Offered Shares which the Company shares held by the relevant Non-selling Shareholders bear to all Company shares held by the Non-selling Shareholders who wish to exercise the additional right provided in this Article 7.2(c)(ii).

     (d) If any Non-Selling Shareholder did not exercise in whole its preemption right under Article 7.2.c) within the First Option Period, the Board (through its President) will, on the date on which the First Option Period expires, ascertain that fact by comparison with the proportions just mentioned above, which will be determined in connection with the stand of the Register Book of Shares. Upon such ascertainment, if any, the President will notify -within a further period of five days- all remaining Non-Selling Shareholders of this fact by telefax and by registered mail as well. During fifteen days (the "Second Option Period") ensuing from the ellapsing of the aforesaid period of five days, the remaining Non-Selling-Shareholders will be entitled to submit to the Selling Shareholder (also through the President of the Board) offers regarding that remaining shares in its entirety, although each of the remaining Non-Selling-Shareholders will be able to do so only proportionally to its aggregate shareholding in the Company (thereby already taking into account the shares in respect of which such shareholders had submitted offers within the First Option Period).

     (e) If the Non-selling Shareholders so serve Purchase Notices in respect of all, but no less than all, of the Offered Shares, the purchase of the Offered Shares by the Non-selling Shareholders having exercised their preemptive rights pursuant to Article 7.2(c) above shall be completed no later than 45 days (the "Purchase Period") after the expiration of the Option Period; if Purchase Notices are not served in respect of all the Offered Shares within the Option Period, or if the purchase of all the Offered Shares by the Non-selling Shareholders having exercised their preemptive rights is not completed within the Purchase Period, the Selling Shareholders shall, within 60 days (the "Transfer Period") after the expiration of the relevant Option Period or Purchase Period, be entitled to Transfer, subject to the provisions of this Article 7.2., all the Offered Shares to the proposed Transferee on the terms specified in the Transfer Notice. If the Transfer of the Offered Shares to the Transferee is not completed during the Transfer Period, any Transfer of Company shares covered by the initial Transfer Notice will thereafter be subject to all provisions of this Article 7.2.

7.3.  Acquisition through a judicial, notarial or administrative proceeding.

In cases of acquisition as a result of judicial, notarial or administrative collection proceedings, the shareholders shall also have a right of first refusal over the relevant shares. In these cases, the person responsible for notifying the Board of Directors (through its President), in order to comply with the procedure for exercising rights of first refusal shall be the awardee in judicial, notarial or administrative proceedings, who shall be obliged to inform on the transfer and the circumstances thereof and indicate his personal details. This notification shall be done within the fifteen days following the completion of the transfer with the same effects than the notice referred to in paragraph a) above, and therefore the corresponding periods for the Non-selling Shareholders to exercise their right of first refusal will commence. If the Non-selling Shareholders wish to use their right of pre-emption they must, complying with the requisites set out in the preceding paragraphs, notify the awardee of their intention to acquire the relevant shares for the price paid by the awardee. The Company will not acknowledge the awardee as owner of the shares until the period precised in the previous paragraphs for the exercise of the Non-selling Shareholders right of first refusal has expired or all Non-selling Shareholders have exercised their right of first refusal.

7.4.  Transfers among shareholders and their relatives.

Transfers of shares among shareholders and to spouses, descendants and ascendants of the Selling Shareholder will be free, subject to the provisions established below. In any case the Selling Shareholder shall communicate the Board of Directors of the company, at the registered office, its intention to Transfer its shares (the "Offered Shares"), indicating the number and identification of the Offered Shares, the selling price per share, terms of payment, personal details of acquirer and other conditions of the intended transfer, if any. This notice shall be served within 30 working days prior to conclusion of such transfer. The Selling Shareholder may not execute any binding agreement concerning the transfer of the Offered Shares prior to the end of such 30 days period. Failure to comply with the foregoing restriction will have the same effects as those established in clause 7.4 below.

7.5.  Preferential subscription rights and convertible bonds.

Preferential subscription rights and convertible bonds if any, shall be transferable on the same conditions as the shares deriving therefrom and, therefore, the same procedure as that for the transfer of shares shall be followed.

7.6.  Breach of the provisions of this clause.

Transfers made in breach of the provisions of this clause shall not be valid before the Company, which shall refuse to record them in the register book, and such transfer shall be null and void.

             TITLE II.- CONTROL AND ADMINISTRATION OF THE COMPANY
             ----------------------------------------------------

Article 8.- Company bodies
--------------------------

The Company will be controlled, managed and administered by the General Shareholders' Meeting, by the Board of Directors and, a Managing Director.

     A) THE GENERAL SHAREHOLDERS MEETING
     -----------------------------------

Article 9.- The General Shareholders' Meeting
---------------------------------------------

The General Shareholders' Meeting shall be the supreme managing and governing body of the Company.

The resolutions of the General Shareholders' Meeting, if validly approved, shall be binding on all the shareholders, including those who did not attend the meeting or disagree with such resolutions, with the exceptions set forth by the Act.

Article 10.- Ordinary and Extraordinary Meetings
------------------------------------------------

The General Shareholders' Meeting may be Ordinary or Extraordinary. They shall be called by a Board of Directors' resolution or by the Chairman of the Board of Directors.

The Ordinary Shareholders Meetings, previously called by the Board of Directors, shall be held within the first six months of each fiscal year in order to examine the management of the company approving, if appropriate, the accounts and balance of the precedent fiscal year and to decide on the application of the Company's result.

The Extraordinary General Shareholders Meetings shall be called as many times as the Board of Directors deems it necessary. It will also meet at request of shareholders representing at least 5% of the share capital, specifying in the request the matters to be discussed at the meeting. In this case, the Shareholders Meeting will be called and held within thirty days as of the date of the corresponding request to the Board of Directors, and the Board shall include, among the matters to be discussed at that meeting, those requested by the aforementioned shareholders.

However, the Shareholders' Meeting, even if called as ordinary, may also discuss and decide on any of those matters for which it is specifically competent if included in the calling.

Article 11.- Calling of the Meeting
-----------------------------------

The Ordinary and Extraordinary Shareholders' Meetings shall be called through a notice published, at least fifteen days prior to the date of the meeting, in the Official Companies Registry Gazette ("Boletin Oficial del Registro Mercantil") and in one of the major daily newspapers in the province of the Company's domicile, except in the cases of merger and spin-off when the notice period must be a minimum of thirty days.

The notice shall state the date of the meeting on first call and the matters to be discussed. It may also state the date in which, if required, the meeting will be held on second call, which shall be at least 24 hours following the date set for the meeting to be held on first call.

In all cases it shall mention the shareholders' right to obtain from the Company immediately and at no cost, the documents that are to be subject to their approval and, where relevant, the account auditors' report.

Article 12.- Universal Meeting
------------------------------

Notwithstanding the provisions of article 12, a general meeting shall be deemed to have been duly called and there shall be a quorum to review any issue, whenever the entire share capital is present or duly represented and those attending unanimously agree to hold a general meeting.

Article 13.- Attendance and representation
------------------------------------------

All the shareholders may participate in the General Shareholders' Meetings, regardless of the number of shares owned.

The shareholder must have registered the ownership of his shares in the Registered Book of the Company two days prior to the date of the Shareholders' Meeting being held.

Non shareholders or executives may be allowed to attend the General Shareholders Meeting at the request of any Director with the discretionary approval of the Chairman of the Board of Directors.

Administrators should attend the Shareholders' Meetings, although they are exempted of such duty for the Universal Shareholders' Meetings.

Every shareholder entitled to attend may be represented in the Shareholders Meeting (including Universal Shareholders' Meeting) through another person, even though he is not a shareholder.

The under age, disqualified and legal entities shall be represented by their legal representative.

Article 14.- Quorum of attendance and voting quorum
---------------------------------------------------

The shareholders' meetings will be seen as validly constituted at first call when the shareholders present or represented, hold at least two thirds of the subscribed capital with right to vote. At second call, there shall be a quorum present at the meeting with a majority of the share capital present or represented thereat.

Decisions will be taken by a majority of the votes present or represented, except for the amendment of these by-laws that will require the favourable vote of two thirds of the shareholders, present or duly represented.


Article 15.- Place of holding
-----------------------------

The General Shareholders' Meeting will take place at the locality of the Company's domicile. Universal Shareholders' Meeting are exempted of this obligation and they may be held anywhere in the Spanish national territory or abroad.

The persons acting as Chairman and Secretary of the Board or, as Vice Chairman and Vice Secretary will act as such for the Shareholders' Meeting. In the case of the absence or resignation of them, the meeting will be chaired by the person chosen by the shareholders in the General Meeting for such purpose.

The General Shareholder Meeting may discuss and vote only resolutions concerning matters included in the calling.

The Chairman shall manage the discussions and decide the length of each of them.

Article 16.- Minutes of the Meeting
-----------------------------------

Minutes of each meeting, signed by the Chairman and the Secretary, and containing the discussions and resolutions of the General Meeting, shall be drawn up and recorded in a Book of Minutes.

Minutes shall be approved by the shareholders attending the meeting upon its conclusion, or shall be approved, within fifteen days after the Meeting, by the Chairman and two interventors, one representing the majority and one representing the minority.


                           B) THE BOARD OF DIRECTORS
                           -------------------------

Article 17.- The Board of Directors
-----------------------------------

The Company will be represented, both in court or otherwise, directed and administered by a Board of Directors acting jointly. The representation will involve all the acts included in the corporate purpose, with the only limitation of those matters for which the General Shareholders' Meeting is exclusively competent or which are not included in the corporate purpose.

The Board of Directors will be formed of a minimum of 9 and a maximum of 23 as determined by the General Shareholder Meeting Directors. Substitute Directors may be appointed by the General Shareholders Meeting.

Article 18.- Duration of the office and cooption.
-------------------------------------------------

The Directors shall be appointed for a maximum period of five years and may be reelected one or several times.

If during the term for which the directors are appointed, vacant positions arise, the Board may appoint from among the shareholders the persons to occupy them until the next following General Meeting is held.

Article 19.- Chairman
---------------------

The Board of Directors shall elect from among its members a Chairman, and, if appropriate, may dismiss them.

The Chairman of the Board shall have a casting vote. Should the Chairman and the Vice-Chairmen not be present, the members of the Board present or represented will appoint by the majority of the votes who will chair the meeting.

Article 20.- Status as Director.  Compatible functions of the Company Directors
-------------------------------------------------------------------------------

The post as Director shall be compatible with any other function in the Board or in the Company. The post as Director may be remunerated and such remuneration shall be compatible with that contained in Article 27 of the present By-laws.

Article 21.- Meetings and calling
---------------------------------

The Board of Directors shall meet, after individual notice has been given, whenever the Chairman resolves to call a meeting or if requested by any two of the members of the board, in which case the Chairman shall convene the Board meeting within ten days. In any case the Board of Directors shall meet at least four times a year.

The Boards shall be called with 5 days notice, except for the Board of Directors to present the Annual Accounts which will be called one month in advance. The notice will be sent by the Chairman of the Board of Directors.

Article 22.- Resolutions without a meeting
------------------------------------------

The Board may adopt resolutions in writing and without a meeting provided that no Director opposes such proceeding.

Article 23.- Place of Meeting
-----------------------------

The Board of Directors' Meeting will take place at the locality of the Company's domicile, notwithstanding that, being all the Directors present or represented, they accept holding it in a different location.

Article 24.- Attendance and representation
------------------------------------------

The Directors may be represented in the meeting by any other Director, provided that the proxy is given in writing.

Directors that cannot participate physically may request authorisation to participate in the debate by adequate technical means which will be granted or not by the Chairman of the Board of Directors, at his entire discretion . Notwithstanding the foregoing, Directors that participate in such manner will delegate their proxy to attendees for the purpose of fulfilling the attendance requirements established by the existing law in force.

Article 25.- Quorum of attendance and voting quorum
---------------------------------------------------

The Board of Directors will be considered validly constituted whenever the majority of the members of the Board of Directors attend the meeting, present or represented. The Board shall pass resolutions, by majority of the total members present or represented.

Article 26.- Minutes of the Board
---------------------------------

Minutes of each meeting, signed by the Chairman and the Secretary so acting in that meeting, and containing the discussions and resolutions of the Board Meeting, shall be drawn up and recorded in a minute book.

The Minutes shall be approved by (i) the directors attending the meeting upon its conclusion, or (i) at the next Board Meeting, or (iii) by the Chairman and two directors appointed by two thirds vote for such purpose by the corresponding Board meeting.

Article 27.- Remuneration of the Directors.
-------------------------------------------

The members of the Board may receive an allowance covering the expenses incurred as a consequence of their attendance to the Company governing bodies meetings if so approved by the General Shareholders Meeting.

Additionally, the General Shareholders Meeting may allocate the members of the Board a fixed amount that will be distributed among the Directors by decision of the Board.

     C) MANAGING DIRECTOR
     --------------------

Article 28.- Appointment and faculties.
--------------------------------------

The Board of Directors may appoint from among its members, and shall dismiss, if appropriate, one Managing Director.



  TITLE III. - FISCAL YEAR, ACCOUNTANCY AND AUDITORS
  --------------------------------------------------

Article 29.- Fiscal Year
------------------------

The fiscal year will begin on January 1st of each year and will close on December 31st of the same year.

Article 30.- Accountancy
------------------------

The Company shall maintain proper, complete and accurate books and accounts (including records of receipts and expenses), in accordance with generally-accepted accounting principles in Spain.

Article 31.- Auditor
--------------------

The financial statements of the company shall be reviewed annually by an independent firm of auditors which will be appointed as Company Auditor.

Article 32.- Annual Accounts formulation
----------------------------------------

The Board of Directors shall formulate within a maximum term of three months as of the closing of the fiscal year, the annual accounts, the management report and the proposal for distribution of results. The annual accounts shall compose of balance sheet, profit and losses account and annual report. These documents shall be written clearly and shall show the and true and fair view of the net worth, the financial situation and the results of the Company, pursuant to what is provided by law and by the Commerce Code, and shall be signed by all the members of the Board of Directors. In case of any signature missing each document lacking the signature will state this fact with express indication of the cause for such lack of signature.

As of the calling of the General Shareholders Meeting, any shareholder may be provided, immediately and at no cost, with the documents to be submitted to the approval thereto and the audit report of the company. The advertisement of the General Shareholders Meeting shall expressly mention this right.

                    TITLE IV.- DISSOLUTION AND LIQUIDATION
                    --------------------------------------

Article 33.- Causes of dissolution
----------------------------------

The Company will be dissolved by a resolution of the General Shareholders Meeting adopted at any time in accordance with the provisions of the Act, and for any of the causes set forth in the Act.

Article 343.- Liquidation
-------------------------

The General Shareholders Meeting called for this purpose shall establish the rules to be observed for the liquidation and shall appoint one or several liquidations, in an uneven number, pursuant to the provisions set out in the Law. As of the moment that the Company is declare to be in liquidation, the powers of the Board of Directors to represent the company in the subscription of new contracts or new contractual obligations will cease and the liquidator shall be vested with the powers specified by Law.